Filed Pursuant to Rule 424(b)(5)
Registration Number 333-224333

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated October 30, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated April 18, 2018)

Xcel Energy Inc.

7,000,000 Shares

Common Stock

The forward seller referred to below is offering 7,000,000 shares of our common stock, par value $2.50 per share. We expect to enter into a forward sale agreement with Citibank, N.A., whom we refer to in such capacity as the “forward purchaser,” with respect to 7,000,000 shares of our common stock. In connection with this forward sale agreement, the forward purchaser or its affiliate and/or agent, whom we refer to in such capacity as the “forward seller,” at our request, is borrowing from third parties and selling to the underwriter 7,000,000 shares of our common stock. If in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares that the forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward seller to the underwriter, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to December 31, 2020. If we elect to cash settle all or a portion of the forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the forward purchaser. If we elect to net share settle all or a portion of the forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the forward purchaser. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

Our common stock is listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “XEL.” The last reported sale price of our common stock on the Nasdaq on October 29, 2019 was $62.58 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-8 of this prospectus supplement to read important factors you should consider before investing in our common stock.

The underwriter proposes to offer shares of our common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriter may be deemed to have received compensation in the form of underwriting discount. The underwriter may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of our common stock for whom it may act as an agent or to whom it may sell as principal. The difference between the price at which the underwriter purchases shares of our common stock and the price at which the underwriter resells such shares may be deemed underwriting compensation.

The underwriter has agreed to purchase shares of our common stock from the forward seller at a price of $        per share. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $         (or approximately $             if the underwriter’s option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward seller borrow and deliver such shares to the underwriter as described in detail below) upon full physical settlement of the forward sale agreement, which we expect to occur on or prior to December 31, 2020. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreement is fully physically settled based on the initial forward sale price of $        per share. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock to the forward purchaser in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,050,000 shares of our common stock at a price of $        per share, subject to certain possible adjustments. If such option is exercised, we may, in our sole discretion, enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we may enter into with the forward purchaser in connection with the exercise by the underwriter of its option. If such option is exercised and we elect not to enter into an additional forward sale agreement, we have agreed to issue and sell directly to the underwriter the number of shares of our common stock that are subject to the exercise of such option. If we enter into an additional forward sale agreement, and if in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate no greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects that the shares of our common stock will be delivered against payment on or about                     , 2019.

Sole Book-Running Manager

Citigroup

Prospectus Supplement dated October    , 2019

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part, the accompanying base shelf prospectus, gives more general information, some of which may not apply to this offering. The accompanying base shelf prospectus dated April 18, 2018 is referred to as the “accompanying prospectus” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriter, the forward purchaser and the forward seller have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We are not, and the underwriter, the forward purchaser and the forward seller are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents.

If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

Prospectus Supplement

Special Note Regarding Forward-Looking Statements	S-1
Prospectus Summary	S-3
Risk Factors	S-8
Use of Proceeds	S-10
Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders	S-11
Underwriting (Conflicts of Interest)	S-16
Legal Matters	S-26

Prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	changes in environmental laws and regulations;

•	climate change and other weather, natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes;

•	ability of subsidiaries to recover costs from customers;

•	reductions in our credit ratings and the cost of maintaining certain contractual relationships;

•

general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of us and our subsidiaries to obtain financing on favorable terms;

•	availability or cost of capital;

•	our customers’ and counterparties’ ability to pay their debts to us;

•	assumptions and costs relating to funding our employee benefit plans and health care benefits;

•	our subsidiaries’ ability to make dividend payments;

•	tax laws;

•	operational safety, including our nuclear generation facilities;

•	successful long-term operational planning;

•	commodity risks associated with energy markets and production;

•	rising energy prices;

•	costs of potential regulatory penalties;

•	effects of geopolitical events, including war and acts of terrorism;

•	cyber security threats and data security breaches;

•	fuel costs;

•	employee work force and third party contractor factors; and

•	other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties associated with forward-looking statements are discussed in detail under “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December  31, 2018 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2019, June 30, 2019 and September 30, 2019, and in other documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents as described in the accompanying prospectus under the caption “Where You Can Find More Information.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

PROSPECTUS SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the caption “Where You Can Find More Information” in the accompanying prospectus. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, the “Company,” “we,” “us” and “our” refer to Xcel Energy Inc., a Minnesota corporation.

The Company

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.5 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in northwestern Wisconsin and the western portion of the Upper Peninsula of Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.5 million customers and natural gas utility service to approximately 1.4 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million retail customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500. Our website is www.xcelenergy.com. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Northern States Power Company, a Minnesota corporation, expects to file with the Minnesota Public Utilities Commission (the “MPUC”) a multi-year electric base rate case on or about November 1, 2019. A final MPUC decision on the base rate case is anticipated in early 2021.

The Offering

The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including the information under the caption “Description of Common Stock” in the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Xcel Energy Inc.

Common stock offered by this prospectus supplement	7,000,000 shares of our common stock (8,050,000 shares of our common stock if the underwriter’s option to purchase additional shares is exercised in full).

Common stock to be outstanding immediately before this offering	524,388,096 shares.(1)

Common stock to be outstanding immediately after the offering	524,388,096 shares.(1)(2)

Common stock to be outstanding after settlement of the forward sale agreement assuming physical settlement	531,388,096 shares (532,438,096 shares if the underwriter’s option to purchase additional shares of our common stock is exercised in full). (1)(2)(3)

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward seller in this offering unless (i) an event occurs that requires us to sell such shares to the underwriter in lieu of the forward seller selling such shares to the underwriter as further described elsewhere in this prospectus supplement or (ii) the underwriter exercises its option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by

(1)

This amount is based on the total number of shares of our common stock that was outstanding on October 17, 2019. In calculating that number of shares, we did not take into account shares reserved for future issuance upon satisfaction of performance targets under, or other settlement of, outstanding equity compensation awards or other stock compensation plans or shares issued under our dividend reinvestment plan.

(2)

Such number of shares of our common stock assumes that we will not be required to issue the shares of our common stock that are the subject of this offering in lieu of the forward seller borrowing and selling such shares to the underwriter as further described elsewhere in this prospectus supplement. For more information, see “Underwriting (Conflicts of Interest).”

(3)

The forward seller has advised us that it intends to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock under the forward sale agreement (if at all) until later settlement of the forward sale agreement, which provides for settlement on a settlement date or dates to be specified at our discretion on or prior to December 31, 2020. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement. Although we intend to elect full physical settlement under the forward sale agreement, if we elect cash settlement we will not issue any shares and if we elect net share settlement, the number of shares we issue upon settlement of the forward sale agreement may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares upon such net share settlement at all. See “Underwriting (Conflicts of Interest)–Forward Sale Agreement” for a description of the forward sale agreement.

such option directly to the underwriter rather than requiring the forward seller to borrow and deliver such shares to the underwriter pursuant to an additional forward sale agreement.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreement will be approximately $ (or approximately $ if the underwriter exercises its option in full, and we elect to have the forward seller borrow and deliver such shares to the underwriter), subject to certain adjustments pursuant to the forward sale agreement and assuming full physical settlement of the forward sale agreement based on the initial forward sale price of $ per share. We will not receive any proceeds under the forward sale agreement on the closing date of this offering. The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to December 31, 2020.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle the forward sale agreement in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any cash proceeds from the forward purchaser (and we may be required to deliver shares of our common stock to the forward purchaser). The forward sale agreement also is subject to acceleration by the forward purchaser upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreement and, if applicable, upon any exercise by the underwriter of its option to purchase additional shares of our common stock, for general corporate purposes, which may include capital contributions to our utility subsidiaries, acquisitions and/or, repayment of commercial paper, outstanding loans under our revolving credit facility or other debt.

Listing	Our common stock is listed on the Nasdaq Stock Market LLC, or the Nasdaq, under the symbol “XEL.”

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders	Certain United States federal income tax considerations of the acquisition, ownership and disposition of our common stock for non-U.S. holders are described in “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is EQ Shareholder Services.

Accounting Treatment	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $ per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. However, if we decide to physically settle or net share settle the forward sale agreement, delivery of our shares to the forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriter in lieu of the forward seller selling our common stock to the underwriter and, if the underwriter exercises its option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchaser (or its affiliate). Because Citigroup Global Markets Inc., or its affiliate, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, Citigroup Global Markets Inc. is deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, Citigroup Global Markets Inc. may not confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder.

Risk Factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-8 of this prospectus supplement.

RISK FACTORS

An investment in our common stock involves various risks. In addition to the risk factors set forth below, you should carefully consider the risks and uncertainties, as well as any cautionary language or other information, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as modified by our other SEC filings filed after such annual report, before investing in our common stock. Those risks and the risks set forth below are those that we consider to be the most significant to your decision whether to invest in our common stock. If any of the events described therein occur, our business, financial condition or results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Settlement provisions contained in the forward sale agreement subject us to certain risks.

The forward purchaser will have the right to accelerate the forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•

in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward purchaser;

•	certain ownership thresholds applicable to the forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, the forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to December 31, 2020. The forward sale agreement will be physically settled, unless we elect to settle the forward sale agreement in cash or to net share settle the forward sale agreement. If we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock the forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

In addition, the purchase of shares of our common stock by the forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to the forward purchaser upon a net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash that the forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that the forward purchaser would owe us upon a net share settlement, as the case may be, of the forward sale agreement. We will not be able to control the manner in which the forward purchaser unwinds its hedge positions.

In certain bankruptcy or insolvency events, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward purchaser any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward seller in this offering, unless an event occurs that requires us to issue and sell such shares to the underwriter in lieu of the forward seller selling such shares to the underwriter as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

We expect to receive net proceeds of approximately $            (or approximately $            if the underwriter’s option to purchase additional shares of our common stock is exercised in full and we elect to have the forward seller borrow and deliver such shares to the underwriter), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement, which we expect to occur on or prior to December 31, 2020. For purposes of calculating the proceeds to us upon settlement of the forward sale agreement, we have assumed that the forward sale agreement is physically settled based upon the assumed initial forward sale price of $            on the effective date of the forward sale agreement, which will be November     , 2019. We will not receive any proceeds under the forward sale agreement on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreement. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We currently intend to elect full physical settlement of the forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreement and, if applicable, upon any exercise by the underwriter of its option to purchase additional shares of common stock for general corporate purposes, which may include capital contributions to our utility subsidiaries, acquisitions and/or, repayment of commercial paper, outstanding loans under our revolving credit facility or other debt. If we elect to cash settle all or a portion of the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of the forward sale agreement and we may either receive a cash payment from, or owe a cash payment to, the forward purchaser. If we elect to net share settle all or a portion of the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward purchaser.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained.

This summary is applicable only to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than the income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	pension funds;

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar or who hold our common stock through a foreign entity or foreign account;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid United States federal income tax;

•	persons who own, or are deemed to own, more than 5% of our company (except to the extent specifically set forth below);

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our common stock.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for United States federal income tax purposes, is or is treated as:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions

Distributions we make with respect to our common stock (other than certain pro rata distributions of common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our common stock (determined separately for each share), but not below zero, and thereafter will be treated as gain from the sale of stock.

Any dividend on our common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States. The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury as to its qualification for the reduced rate or exemption. Special certification and other requirements apply to certain Non-U.S. Holders that are partnerships or other pass-through entities.

Dividends received by a Non-U.S. holder that are effectively connected with the holder’s conduct of a trade or business within the United States generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

Gain on the Sale or Other Taxable Disposition of Common Stock

Subject to the discussions regarding backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	that gain is effectively connected with the Non-U.S. holder’s conduct of a United States trade or business;

•

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We may currently be, have been in the past or may become in the future a USRPHC. Even if we are or become a USRPHC, however, so long as our common stock is regularly traded on an established securities market (within the meaning of applicable Treasury regulations), our common stock will be treated as U.S. real property interests only for a Non-U.S. Holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period) more than 5% of such regularly traded stock.

A Non-U.S. Holder described in the first bullet above generally will be required to pay income tax on the net gain derived from the sale or disposition under regular graduated United States federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty. In addition, corporate Non-U.S. Holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.

A Non-U.S. Holder who is an individual described in the second bullet above will be subject to tax at a gross rate of 30% on the amount by which such holder’s capital gains allocable to United States sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to United States sources, except as otherwise provided in an applicable income tax treaty.

Information Reporting and Backup Withholding

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).

In addition, proceeds from the sale or other taxable disposition of our common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.

Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and on the gross proceeds from the sale or other disposition of, our common stock paid to a ‘‘foreign financial institution’’ or a ‘‘non-financial foreign entity’’ (each as defined in the Code and whether received as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any ‘‘substantial United States owners’’ (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain ‘‘specified United States persons’’ or ‘‘United States-owned foreign entities’’ (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of common stock that otherwise would have taken effect in 2019. Pursuant to those proposed regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued.

We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Citigroup Global Markets Inc. has agreed to purchase, and the forward seller has agreed to sell to the underwriter, 7,000,000 shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of our common stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriter is obligated to purchase all of the shares of our common stock being offered pursuant to this prospectus supplement if it purchases any of such shares of our common stock. The offering of the shares of our common stock by the underwriter is subject to receipt and acceptance and to the underwriter’s right to reject any order in whole or in part.

The underwriter proposes to offer shares of our common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of our common stock for whom it may act as an agent or to whom it may sell as principal. The difference between the price at which the underwriter purchases shares of our common stock and the price at which the underwriter resells such shares may be deemed underwriting compensation.

We estimate that the total expenses related to this offering will be approximately $650,000.

We have agreed to indemnify the underwriter, the forward purchaser and the forward seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter, the forward seller or the forward purchaser may be required to make in respect of those liabilities.

Forward Sale Agreement

We expect to enter into a forward sale agreement on the date of this prospectus supplement with the forward purchaser, relating to 7,000,000 shares of our common stock. In connection with the execution of the forward sale agreement, and at our request, the forward seller is borrowing from third parties and selling in this offering 7,000,000 shares of our common stock.

If in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock then the forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares that the forward seller does not borrow and deliver, and the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which the forward sale agreement relates is so reduced, the commitment of the underwriter to purchase shares of our common stock from the forward seller and the forward seller’s obligation to borrow such shares for delivery and sale to the underwriter, as described above, will be replaced with the commitment to purchase from us and our corresponding obligation to issue and sell directly to the underwriter all or such portion of the number of shares of our common stock not borrowed and delivered by the forward seller. In such event, we or the underwriter will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur on or prior to December 31, 2020. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $        per share, which is the price at which the underwriter has agreed to buy the shares of common stock offered hereby. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreement.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $        per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement.

However, if we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock to the forward purchaser on any such physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share.

The forward purchaser will have the right to accelerate the forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•

in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward purchaser;

•	certain ownership thresholds applicable to the forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, the forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement will be physically settled, unless we elect to settle the forward sale agreement in cash or to net share settle the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock the forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by the forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to the forward purchaser upon a net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash that the forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that the forward purchaser would owe us upon a net share settlement, as the case may be, of the forward sale agreement. We will not be able to control the manner in which the forward purchaser unwinds its hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreement we expect to enter into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreement.

Option to Purchase Additional Shares

We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,050,000 shares of common stock at a price of $        per share, subject to certain possible adjustments. The underwriter may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering.

If such option is exercised, we may, in our sole discretion, enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into an additional forward sale agreement, we have agreed to issue and sell directly to the underwriter the number of shares of our common stock that are subject to the exercise of such option. If we enter into an additional forward sale agreement, and if in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward seller does not borrow and deliver.

Listing

Our common stock is listed on the Nasdaq under the symbol “XEL.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriter. None of the other information appearing on or that can be accessed through websites maintained by the underwriter is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriter, we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (1) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable for any shares of common stock, or (2) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter, the forward seller and the forward purchaser. The foregoing sentence shall not apply to:

(a) issuances pursuant to the exercise or conversion of stock options, restricted stock or restricted stock units, or performance shares or performance units or convertible notes outstanding on the date of this prospectus supplement, grants of employee stock options, restricted stock or restricted stock units, or performance shares or performance units pursuant to the terms of a plan in effect on the date of this prospectus supplement;

(b) issuances pursuant to the exercise or conversion of such stock options, restricted stock or restricted stock units, or performance shares or performance units, the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options, restricted stock or restricted stock units, or performance shares or performance units or our employee stock purchase or other employee benefit plans (including the 401(k) plans) in existence on the date of this prospectus supplement;

(c) issuances pursuant to the dividend reinvestment and stock purchase plan in place on the date of this prospectus supplement;

(d) issuances pursuant to any dividend reinvestment and stock purchase plan that replaces our current dividend reinvestment and stock purchase plan;

(e) filing of registration statements on Form S-3 and amendments thereto in connection with such dividend reinvestment and stock purchase plans; and

(f) issuances of any shares of our common stock in accordance with this offering or pursuant to the forward sale agreement.

Our executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these officers have agreed that, without the prior written consent of the underwriter, such officer will not, during the period commencing on and including the date of such officer’s lock-up agreement through and including the 60th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to:

(a) shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions,

(b) sales to us or withholding of shares of common stock in connection with the payment of the exercise price or withholding taxes, as the case may be, with respect to equity awards,

(c) a transfer upon such officer’s death by gift, will or succession,

(d) a transfer pursuant to a qualified domestic relations order,

(e) transfers of shares of common stock or any security convertible into common stock as a transfer to donees who are bona fide charities or gifts; provided that any filing under Section 16(a) of the Exchange Act shall expressly state that such transfer is a transfer made to a bona fide charity or a gift,

(f) distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of such officer; provided that (i) each donee or distributee shall sign and deliver to the underwriter a lock-up letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or

(g) sales or other distributions of shares of common stock pursuant to a Rule 10b5-1 trading plan in existence on the date hereof, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the lock-up period, or the undersigned voluntarily effects any public filing or report regarding such sales during the lock-up period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b-5-1 trading plan.

Price Stabilization and Short Positions

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising such option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through such option. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor the underwriter make any representation that the underwriter will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriter commences these transactions, the underwriter may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and/or its affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriter and its affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, the underwriter in this offering or an affiliate thereof is acting as the forward purchaser and forward seller.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or their affiliates routinely hedge, and the underwriter or its affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the securities offered in this offering. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement or the accompanying prospectus nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a ‘‘Member State’’) no shares of our common stock have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State (all in accordance with the Prospectus Regulation), except that an offer to the public of any shares of our common stock in that Member State may be made at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, and the expression ‘‘Prospectus Regulation” means Regulation 2017/1129/EU.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

The underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it or them in connection with the issue or sale of any shares of our common stock which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The information and document are strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by the recipient to any other person or used for any purpose in Hong Kong.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

This offering of the shares of our common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) or any other laws, regulations or ministerial guidelines of Japan, and accordingly the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan and any branch or other office in Japan of a corporation or other entity organized under the laws of any foreign state), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares of our common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our common stock.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriter in lieu of the forward seller selling our common stock to the underwriter and, if the underwriter exercises its option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchaser (or its affiliate). Because Citigroup Global Markets Inc., or its affiliate, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, Citigroup Global Markets Inc. is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, Citigroup Global Markets Inc. may not confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the legality of the common stock offered by this prospectus supplement, will be rendered by our counsel, Wendy B. Mahling, Minneapolis, Minnesota. In addition, certain other legal matters relating to this offering will be passed upon from time to time for us by Jones Day, Chicago, Illinois. Certain legal matters will be passed upon for the underwriter by Hunton Andrews Kurth LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York has advised the forward seller and forward purchaser with respect to certain legal matters relating to the forward sale agreement. Wendy B. Mahling is our Managing Attorney and Assistant Secretary and is the beneficial owner of less than 1% of our common stock.

PROSPECTUS

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market LLC under the symbol “XEL.”

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities, subordinated debt securities, or junior subordinated debt securities, each of which may be convertible into our common stock, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Xcel Energy,” “we,” “us,” “our,” and “the Company” or similar terms refer to Xcel Energy Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017 and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Our common stock is described under “Description of Common Stock” included herein.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, MN 55401

(612) 330-5500

ii

OUR COMPANY

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.5 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 259,000 customers and natural gas utility service to approximately 114,000 customers in northwestern Wisconsin and the western portion of the Upper Peninsula of Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.5 million customers and natural gas utility service to approximately 1.4 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 390,000 retail customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500. Our web site is www.xcelenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our web site is to be considered as part of this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to add the net proceeds from the sale of the securities described in this prospectus to our general funds and use those proceeds for general corporate purposes, which may include the funding of our operating units and subsidiaries, the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds of a particular series of the securities will be described in the prospectus supplement.

RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES AND RATIO OF

EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our consolidated earnings to consolidated fixed charges for the periods indicated. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of consolidated earnings to combined fixed charges and preferred stock dividends is equal to the ratio of consolidated earnings to consolidated fixed charges and is not disclosed separately.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of consolidated earnings to consolidated fixed charges	3.3	3.3	3.2	3.3	3.1

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges and distributed income of equity investees; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF SENIOR DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior debt securities (referred to herein as “senior debt securities”) may be issued. These summaries are not complete. The indenture and the form of the supplemental indenture applicable to the senior debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of senior indebtedness under the senior indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other senior indebtedness not under this registration statement.

The senior debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company, or “DTC,” as depository, or “Depository,” or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The senior debt securities will be issued in one or more new series under an indenture dated as of December 1, 2000 between us and Wells Fargo Bank, National Association, as trustee (the “Senior Debt Trustee”). This indenture, as previously supplemented by supplemental indentures and as may be supplemented by a new supplemental indenture for additional series of debt securities, is referred to in this prospectus as the “Senior Indenture.” As of December 31, 2017, there were seven series of senior debt securities in an aggregate principal amount of $2.9 billion outstanding under the Senior Indenture.

The holders of the outstanding senior debt securities do not, and, unless the supplemental indenture that describes a particular series of senior debt securities provides otherwise with respect to that series, the holders of any senior debt securities offered by this prospectus will not, have the right to require us to repurchase the senior debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The senior debt securities will be our unsecured and unsubordinated obligations. The senior debt securities will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior to any of our subordinated indebtedness. As of December 31, 2017, we have no junior subordinated debt outstanding and our aggregate unsecured and unsubordinated indebtedness was approximately $2.9 billion. The senior debt securities will be subordinated to any of our secured indebtedness, as to the assets securing such indebtedness. As of December 31, 2017, we had no secured indebtedness.

In addition, the senior debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the senior debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the senior debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

The amount of securities that we may issue under the Senior Indenture is not limited. We are not required to issue all senior debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional senior debt securities of that series without the consent of the holders of the senior debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the senior debt securities and other securities described in this prospectus.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of senior debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the senior debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants; and

•	other specific terms applicable to the senior debt securities of that series.

Any special U.S. federal income tax considerations applicable to senior debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any senior debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of senior debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the senior debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Registration, Transfer and Exchange

Senior debt securities of any series may be exchanged for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Senior Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, senior debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Debt Trustee maintained for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected if the senior debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Senior Debt Trustee and duly executed by the holder of the senior debt security as described in the Senior Indenture. (Section 2.6 of the Senior Indenture).

The Senior Debt Trustee will not be required to exchange or register a transfer of any senior debt securities of a series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Senior Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on senior debt securities issued in the form of global senior debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on senior debt securities that are in the form of certificated senior debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the senior debt securities maintained by the Senior Debt Trustee; however, a holder of $10,000,000 or more senior debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on senior debt securities in the form of certificated senior debt securities will be payable in immediately available funds at the office of the Senior Debt Trustee. (Section 2.12 of the Senior Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any senior debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that senior debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture).

Events of Default and Remedies

The following constitute events of default under the Senior Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•

default in the performance or breach of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing, either the Senior Debt Trustee or the holders of a majority in principal amount of the outstanding senior debt securities may declare the principal amount of all senior debt securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Debt Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture).

Indemnification of Senior Debt Trustee. The Senior Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Senior Debt Trustee. (Section 8.2 of the Senior Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Trustee, or of exercising any trust or power conferred on the Senior Debt Trustee, relating to the securities. However, the Senior Debt Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture or would expose the Senior Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Senior Indenture).

Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of a series will have any right to pursue a remedy under the Senior Indenture, unless:

•	the holder has previously given the Senior Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities affected by such event of default have made written request, and the holder or holders have offered indemnity satisfactory to the Senior Debt Trustee to pursue the remedy; and

•	the Senior Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Senior Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Senior Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Senior Indenture).

Notice of Default. The Senior Debt Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the senior debt securities, or a default in the payment of any sinking or purchase fund installments, the Senior Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture). We are required to deliver to the Senior Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Senior Debt Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Senior Indenture;

•	changing or eliminating any of the provisions of the Senior Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Senior Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Senior Indenture and in the securities;

•	granting to or conferring upon the Senior Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Senior Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Senior Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Senior Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Senior Debt Trustee or the holders of the securities.

(Section 12.1 of the Senior Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default.

(Section 12.2 of the Senior Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Conversion Rights

Any supplemental indenture establishing a series of senior debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which senior debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the senior debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Debt Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Indenture. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the senior debt securities and our obligations under the senior debt securities. (Section 4.1 of the Senior Indenture).

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture and we will be released from all obligations under the Senior Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Senior Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Senior Indenture).

The Senior Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Senior Debt Trustee

The Senior Debt Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Senior Indenture).

The holders of a majority in principal amount of the outstanding securities may remove the Senior Debt Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Debt Trustee upon notice to the holder of each security outstanding and written notice to the Senior Debt Trustee. (Section 8.10 of the Senior Indenture).

Governing Law

The Senior Indenture and the senior debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota.

Concerning the Senior Debt Trustee

Wells Fargo Bank, National Association is the Senior Debt Trustee. We maintain banking relationships with the Senior Debt Trustee in the ordinary course of business. The Senior Debt Trustee also acts as trustee for our junior subordinated debt securities and certain debt securities of our subsidiaries.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may issue subordinated debt securities (other than the junior subordinated debt securities (as defined below under “Description of Junior Subordinated Debt Securities” in this prospectus)), in one or more series, under one or more subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the subordinated debt securities may be issued. These summaries are not complete. The form of subordinated indenture and the form of the supplemental indenture applicable to the subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of subordinated indebtedness under the subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other subordinated indebtedness not under this registration statement.

The subordinated debt securities will be represented either by global subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The subordinated debt securities will be issued in one or more new series under a subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Subordinated Trustee”). This subordinated indenture, as it may be supplemented by a supplemental indenture for each series of subordinated debt securities, is referred to in this prospectus as the “Subordinated Indenture.” As of December 31, 2017, we have no subordinated debt securities outstanding under the Subordinated Indenture.

The subordinated debt securities will be our unsecured obligations and will rank senior to any of our junior subordinated indebtedness and will rank junior in right of payment to our Senior Indebtedness, as described under the caption “—Subordination”. As of December 31, 2017, our outstanding Senior Indebtedness (as defined below) was approximately $2.9 billion.

In addition, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of subordinated debt securities provides otherwise with respect to that series, the holders of any subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of subordinated debt securities that we may issue under the Subordinated Indenture is not limited. We are not required to issue all subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional subordinated debt securities of that series without the consent of the holders of the subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, “Senior Indebtedness” includes the senior debt securities and means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with the subordinated debt securities or junior to the subordinated debt securities:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the subordinated debt securities, including the junior subordinated indebtedness issued under the Junior Subordinated Indenture. (Section 1.3 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Subordinated debt securities of any series may be exchanged for other subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Subordinated Debt Trustee maintained for that purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Any transfer or exchange will be effected if the subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Subordinated Debt Trustee and duly executed by the holder of the subordinated debt security as described in the Subordinated Indenture. (Section 2.6 of the Subordinated Indenture).

The Subordinated Debt Trustee will not be required to exchange or register a transfer of any subordinated debt securities of a series selected, called or being called for redemption except, in the case of any subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on subordinated debt securities issued in the form of global subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on subordinated debt securities that are in the form of certificated subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the subordinated debt securities maintained by the Subordinated Debt Trustee; however, a holder of $10,000,000 or more subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on subordinated debt securities in the form of certificated subordinated debt securities will be payable in immediately available funds at the office of the Subordinated Debt Trustee. (Section 2.12 of the Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Subordinated Indenture with respect to the subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Subordinated Indenture for the benefit of one or more series of subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, either the Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Subordinated Indenture).

Indemnification of Subordinated Debt Trustee. The Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Subordinated Debt Trustee. (Section 8.2 of the Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or of exercising any trust or power conferred on the Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Subordinated Indenture or would expose the Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the subordinated debt securities of a series will have any right to pursue a remedy under the Subordinated Indenture, unless:

•	the holder has previously given the Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Subordinated Debt Trustee to pursue the remedy; and

•	the Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Subordinated Indenture, the holder of any subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Subordinated Indenture).

Notice of Default. The Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Subordinated Indenture). We are required to deliver to the Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Subordinated Indenture. (Section 5.5 of the Subordinated Indenture).

Conversion Rights

A series of subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the subordinated debt securities and the Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the subordinated debt securities and our obligations under the subordinated debt securities. (Section 4.1 of the Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Subordinated Debt Trustee may modify and amend the Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Subordinated Indenture;

•	changing or eliminating any of the provisions of the Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Subordinated Indenture and in the securities;

•	granting to or conferring upon the Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Subordinated Indenture and we will be released from all obligations under the Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Subordinated Indenture).

The Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Subordinated Debt Trustee

The Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Subordinated Debt Trustee. (Section 8.10 of the Subordinated Indenture).

Governing Law

The Subordinated Indenture and the subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Subordinated Indenture).

The Subordinated Debt Trustee

The Subordinated Indenture requires that the Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Subordinated Trustee shall cease to be eligible to serve as trustee under the Subordinated Indenture, the Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Subordinated Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the junior subordinated debt securities may be issued (referred to herein as “junior subordinated indenture”). These summaries are not complete. The junior subordinated indenture and the form of the supplemental indenture applicable to the junior subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the junior subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of junior subordinated indebtedness under the junior subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other junior subordinated indebtedness not under this registration statement.

The junior subordinated debt securities will be represented either by global junior subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The junior subordinated debt securities will be issued in one or more new series under an indenture dated as of January 1, 2008 between us and Wells Fargo Bank, National Association, as trustee (the “Junior Subordinated Debt Trustee”). This junior subordinated indenture, as it may be supplemented by a supplemental indenture for each series of junior subordinated debt securities, is referred to in this prospectus as the “Junior Subordinated Indenture.” As of December 31, 2017, we have no junior subordinated debt outstanding under the Junior Subordinated Indenture.

The junior subordinated debt securities will be our unsecured obligations and will rank on a parity in right of payment with all of our future junior subordinated indebtedness and junior in right of payment to our Senior Ranking Indebtedness, as described under the caption “—Subordination”. As of December 31, 2017, our outstanding Senior Ranking Indebtedness (as defined below) was approximately $2.9 billion.

In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the junior subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the junior subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of junior subordinated debt securities provides otherwise with respect to that series, the holders of any junior subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the junior subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Junior Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of junior subordinated debt securities that we may issue under the Junior Subordinated Indenture is not limited. We are not required to issue all junior subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional junior subordinated debt securities of that series without the consent of the holders of the junior subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the junior subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of junior subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of junior subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the junior subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the junior subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to junior subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any junior subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of junior subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of junior subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Ranking Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Ranking Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Ranking Indebtedness has been accelerated because of a default on that Senior Ranking Indebtedness,

then the holders of Senior Ranking Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Ranking Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Ranking Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Junior Subordinated Indenture).

“Senior Ranking Indebtedness” means, with respect to any series of junior subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities:

•

all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments, including indebtedness issued under our Senior Indenture or Subordinated Indenture described above;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Ranking Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the junior subordinated debt securities. (Section 1.3 of the Junior Subordinated Indenture.)

Senior Ranking Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Ranking Indebtedness. We may not amend the Junior Subordinated Indenture to change the subordination of any outstanding junior subordinated debt securities without the consent of each holder of junior subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Junior Subordinated Indenture.)

The Junior Subordinated Indenture does not limit the amount of junior subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Junior subordinated debt securities of any series may be exchanged for other junior subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Junior Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Junior Subordinated Debt Trustee maintained for that purpose with respect to any series of junior subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. Any transfer or exchange will be effected if the junior subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Junior Subordinated Debt Trustee and duly executed by the holder of the junior subordinated debt security as described in the Junior Subordinated Indenture. (Section 2.6 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee will not be required to exchange or register a transfer of any junior subordinated debt securities of a series selected, called or being called for redemption except, in the case of any junior subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Junior Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on junior subordinated debt securities issued in the form of global junior subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on junior subordinated debt securities that are in the form of certificated junior subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the junior subordinated debt securities maintained by the Junior Subordinated Debt Trustee; however, a holder of $10,000,000 or more junior subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Junior Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Junior Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on junior subordinated debt securities in the form of certificated junior subordinated debt securities will be payable in immediately available funds at the office of the Junior Subordinated Debt Trustee. (Section 2.12 of the Junior Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any junior subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that junior subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Junior Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Junior Subordinated Indenture with respect to the junior subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Junior Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Junior Subordinated Indenture for the benefit of one or more series of junior subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Junior Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Junior Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of junior subordinated debt securities, either the Junior Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Junior Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Junior Subordinated Indenture).

Indemnification of Junior Subordinated Debt Trustee. The Junior Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Junior Subordinated Debt Trustee. (Section 8.2 of the Junior Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Debt Trustee, or of exercising any trust or power conferred on the Junior Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Junior Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Junior Subordinated Indenture or would expose the Junior Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Junior Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the junior subordinated debt securities of a series will have any right to pursue a remedy under the Junior Subordinated Indenture, unless:

•	the holder has previously given the Junior Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Junior Subordinated Debt Trustee to pursue the remedy; and

•	the Junior Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Junior Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Junior Subordinated Indenture, the holder of any junior subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that junior subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Junior Subordinated Indenture).

Notice of Default. The Junior Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the junior subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Junior Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Junior Subordinated Indenture). We are required to deliver to the Junior Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Junior Subordinated Indenture. (Section 5.5 of the Junior Subordinated Indenture).

Conversion Rights

Any supplemental indenture establishing a series of junior subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which junior subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the junior subordinated debt securities and the Junior Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Junior Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Junior Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Junior Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the junior subordinated debt securities and our obligations under the junior subordinated debt securities. (Section 4.1 of the Junior Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Junior Subordinated Debt Trustee may modify and amend the Junior Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Junior Subordinated Indenture;

•	changing or eliminating any of the provisions of the Junior Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Junior Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Junior Subordinated Indenture and in the securities;

•	granting to or conferring upon the Junior Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Junior Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Junior Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Junior Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Junior Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Junior Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Junior Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Junior Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Junior Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Junior Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Junior Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Junior Subordinated Indenture and we will be released from all obligations under the Junior Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Junior Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Junior Subordinated Indenture).

The Junior Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Junior Subordinated Debt Trustee

The Junior Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Junior Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Junior Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Junior Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Junior Subordinated Debt Trustee. (Section 8.10 of the Junior Subordinated Indenture).

Governing Law

The Junior Subordinated Indenture and the junior subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Junior Subordinated Indenture).

Concerning the Junior Subordinated Debt Trustee

Wells Fargo Bank, National Association is the Junior Subordinated Debt Trustee. We maintain banking relationships with the Junior Subordinated Debt Trustee in the ordinary course of business. The Junior Subordinated Debt Trustee also acts as trustee for our senior debt securities and certain debt securities of our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. This summary is not complete. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws. The Articles and the Bylaws have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you.

General

Our capital stock consists of two classes: common stock, par value $2.50 per share (1,000,000,000 shares currently authorized of which 508,064,983 shares were outstanding as of February 19, 2018); and preferred stock, par value $100 per share (7,000,000 shares authorized, of which no shares were outstanding as of February 19, 2018).

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock, if any, are entitled to receive dividends at the respective rates provided for in the terms of the shares of any outstanding series.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends is dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of repayments of loans or advances to us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators and by statute. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Common Stock Dividends” and Notes to Consolidated Financial Statements in our most recent Annual Report on Form 10-K for a discussion of factors affecting our payment of dividends including limitations imposed by statute.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences as to assets in voluntary liquidation, and other relative rights and preferences as our board of directors shall determine. As of February 19, 2018, no shares of preferred stock were outstanding. The terms of any preferred stock issued by the Company could have the effect of delaying or preventing a change in control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Change of Control

Our Bylaws and the Minnesota Business Corporation Act, as amended (the “Minnesota BCA”), contain provisions that could discourage, delay, prevent or make more difficult a change of control of our company. including, but not limited to, those summarized below.

Bylaw Provisions. Under our Bylaws, our shareholders must provide us advance notice of the introduction by them of business at annual meetings of our shareholders. For a shareholder to properly bring a proposal before an annual meeting, the shareholder must comply with the shareholder proposal requirements under the federal proxy rules and deliver a written notice to our Corporate Secretary, or mail and be received at our principal executive office, not less than ninety days before the first anniversary date of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than thirty days before or after such anniversary date, the notice must be so delivered or so mailed and received not less than ninety days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from a shareholder must contain a description of the business being introduced, the reasons for introducing such business, the name and address of each shareholder supporting the introduction and such other information as required under our Bylaws and federal proxy rules.

A shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least 3 years can nominate and include in the Company’s proxy materials director-nominees constituting up to 2 individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws. To be timely, the proposal must be delivered to the Secretary, or mailed and received at our principal executive office, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than ninety (90) days before the annual meeting or, if later, within ten (10) days after the first public announcement of the date of the annual meeting. The required notice from such a shareholder must contain such information as required under our Bylaws and federal proxy rules.

Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

Minnesota BCA. Section 302A.671 of the Minnesota BCA applies to potential acquirers of 20% or more of our voting shares. Section 302A.671 provides in substance that shares acquired by such acquirer will not have any voting rights unless the voting rights are either:

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approved by (i) a majority of the voting power of all of our shares entitled to vote including all shares held by the acquirer and (ii) a majority of the voting power of all of our shares entitled to vote excluding all interested shares; or

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acquired in a transaction that (i) is pursuant to a tender offer or exchange offer for all of our voting shares, (ii) results in the acquirer becoming the owner of at least a majority of our outstanding voting shares, and (iii) has been approved by a committee of disinterested directors.

Section 302A.673 of the Minnesota BCA generally prohibits public Minnesota corporations, including us, from engaging in any business combination with a person or entity owning, directly or indirectly, 10% or more of our voting shares for a period of four years after the date of the transaction in which such person or entity became a 10% shareholder unless the business combination or the acquisition resulting in 10% ownership was approved by a committee of disinterested directors prior to the date such person or entity became a 10% shareholder.

Section 302A.675 of the Minnesota BCA provides in substance that a person or entity making a takeover offer (an “offeror”) for us is prohibited from acquiring any additional shares of our company within two years following the last purchase of shares pursuant to the offer with respect to that class unless (i) the acquisition is approved by a committee of disinterested directors before the purchase of any shares by the offeror pursuant to the offer or (ii) our shareholders are afforded, at the time of the acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Liquidation Rights

If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.

Preemptive and Subscription Rights

No holder of our capital stock has the preemptive right to purchase or subscribe for any additional shares of our capital stock.

Concerning the Transfer Agent

Our common stock is listed on the Nasdaq Stock Market LLC. EQ Shareowner Services is the Transfer Agent and Registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences, and the other rights and preferences as our board of directors shall determine at the time of issuance. As of February 19, 2018, no shares of preferred stock were outstanding.

The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by resolution of the board of directors. To the extent appropriate, we will include in a prospectus supplement the terms relating to any series of preferred stock being offered thereby. These terms will include some or all of the following, as applicable:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

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the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

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the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any date of maturity of the preferred stock;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

The Minnesota BCA provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving changes in the rights or preferences of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable resolution creating such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby.

DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights offered thereby.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus will be rendered by our counsel, Scott M. Wilensky, Minneapolis, Minnesota. Unless otherwise indicated in the applicable prospectus supplement, certain other legal matters will be passed upon for us by Jones Day, Chicago, Illinois. Unless otherwise indicated in the applicable supplement, certain legal matters will be passed upon for the underwriters, dealers or agents named in the prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Scott M. Wilensky is our Executive Vice President and General Counsel and is the beneficial owner of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Xcel Energy Inc.’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

7,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Citigroup

October    , 2019